SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2001

VISUAL DATA CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA	000-22849	65-0420146

(State or other	(Commission	(IRS Employer

jurisdiction of	File Number)	Identification

incorporation)		Number)

1291 SW 29 Avenue, Pompano Beach, Florida 33069

(Address of executive offices and Zip Code)

Registrant’s telephone number, including area code: (954)917-6655

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits
SIGNATURES
VISUAL DATA CORP - COMMON STOCK PURCHASE WARRANT
VISUAL DATA CORP - LOAN AGREEMENT
VISUAL DATA CORP - SECURITY AGREEMENT
VISUAL DATA CORP - SECURED PROMISSORY NOTE

Item 5.    Other Events and Regulation FD Disclosure.

     On December 4, 2001 we entered into a private debt financing transaction with an unaffiliated third party pursuant to the terms and conditions of a Loan Agreement, a Secured Promissory Note in the principal amount of $3 million and a Security Agreement. Under the terms of the debt financing transaction, the lender agreed to lend us up to $3 million, of which $1.5 million was advanced at closing. We agreed to pay 12% annual interest on the loan, payable at our option in cash or shares of our restricted common stock.

     Beginning in January 2002 we will make principal payments on the loan in an amount equal to 50% of our Collected Revenue (as that term is defined in the Loan Agreement), with a minimum payment of $100,000 per month, until such time as we have repaid $750,000 of the loan, and thereafter our monthly payments shall be fixed at $100,000. At such time as we receive equity or strategic financing in excess of $1.5 million (other than certain excluded transactions), 30% of the net proceeds of such funds will be used by us to reduce the principal owned under the Secured Promissory Note. If we receive $5 million in an equity or strategic financing transaction (other than certain excluded transactions), then the entire remaining principal amount of the Secured Promissory Note is to be repaid by us.

     We granted the lender a security interest in all of our assets, and issued him a warrant to purchase 1 million shares of our common stock at an exercise price of $1.00 per share. We agreed to file a registration statement with the SEC to register the resale of the shares issuable upon the exercise of this warrant, as well as the shares issued as interest under the Secured Promissory Note, within six months from the date of the transaction and we granted the lender certain piggy-back registration rights.

     In conjunction with the transaction, certain members of our management have each agreed to limit their annual compensation under certain circumstances while the loan is outstanding. In addition, each of Randy S. Selman and Alan Saperstein each cancelled 750,000 options held by them (for an aggregate of 1,500,000 options cancelled) to purchase shares of our common stock.

     Copies of the Loan Agreement, Secured Promissory Note, Security Agreement and Common Stock Purchase Warrant are attached hereto as exhibits. The foregoing description is qualified in its entirety by reference to the full text of such exhibits.

Item 7.   Financial Statements and Exhibits

     Financial Statements:

     (c)  Exhibits

1

Exhibit No.	Description

4.1	Common Stock Purchase Warrant issued to Frederick A. DeLuca

10.1	Loan Agreement by and between Visual Data Corporation and Frederick A. DeLuca

10.2	Security Agreement

10.3	Secured Promissory Note in the principal amount of $3,000,000

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Visual Data Corporation

Date: December 14, 2001	By:	/s/ Randy S. Selman

Randy S. Selman, President and

Chief Executive Officer